Exhibit 99.1

NEWS RELEASE	Castle Dental Centers 3701 Kirby Drive, Suite 550 Houston, TX 77098 (713) 490-8400 (OTC Bulletin Board: CASL.OB)

For information contact:
John M. Slack	Joseph P. Keane
Interim Chief Executive Officer	Chief Financial Officer
(713) 490-8601	(713) 490-8602

CASTLE DENTAL REPORTS THIRD QUARTER RESULTS

HOUSTON, November 13, 2003—Castle Dental Centers, Inc. (OTC Bulletin Board: CASL.OB) today reported that it earned net income of $43,000, or zero cents per share, for the three months ended September 30, 2003, compared to net income of $13.4 million, including a gain on extinguishment of debt of $17.3 million, in the third quarter of 2002. Operating income was $686,000 in the third quarter 2003, $62,000 or 10% better than operating income of $624,000, excluding unusual charges, in the third quarter 2002. Patient revenues for the three-month period ending September 30, 2003, were $23.3 million, $2.7 million, or 10.3% lower than the same period last year. The lower revenues resulted from a decline of $1.7 million, or 6.6%, in same store revenues and the closing of five dental centers during the past year that reduced revenues by $1.0 million, or 3.7%. Lower same store revenues are attributed to decreased patient flow in most of the Company’s markets resulting from the planned reduction of lower margin managed care and discounted fee plans at certain dental centers and fewer affiliated dentists in the Dallas/Ft. Worth and Tennessee markets.

For the nine months ended September 30, 2003, Castle Dental reported net income of $22.0 million, $0.15 per share, including a gain on early extinguishment of debt of $21.8 million recorded in May 2003, compared to a net loss of $26.4 million, $1.07 per share, in the first nine months of 2002. The loss in 2002 included a $37.0 million charge related to goodwill impairment resulting from the adoption of Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets”. Excluding unusual charges and restructuring costs, the Company earned $1.1 million in the first nine months of 2003 compared to a loss of $2.3 million in the prior year period. Patient revenues of $71.8 million were $4.8 million, or 6.2% below patient revenues in the first nine months of 2002. The decline in revenues resulted from lower same store sales of $1.3 million, or 1.8%, and the closing of five dental centers in the past year that reduced revenues by $3.4 million.

Excluding one-time charges, restructuring costs and severance costs associated with the previously announced resignation of the Company’s president in June, earnings before interest, taxes, depreciation and amortization (EBITDA) was $1.4 million for the quarter ended September 30, 2003, $100,000 less than the prior year period. For the nine months ended September 30, 2003, EBITDA was $6.5 million, 34% higher than EBITDA of $4.9 million for the comparable period of 2002.

On September 30, 2003, the Company completed the previously announced recapitalization plan through the sale of $624,000 in preferred stock and subordinated notes to key management employees, directors and third-party investors. In the aggregate, the sale of preferred stock and subordinated notes to Sentinel Capital Partners II, L.P., management, directors and other investors totaled $13.0 million. Including the conversion of preferred stock and warrants outstanding into common stock, as well as stock options and other conversion rights, the total equivalent shares of common stock outstanding at September 30, 2003 were approximately 218,000,000 shares.

The proceeds of the sale were used to reduce debt and restructure the Company’s balance sheet. At September 30, 2003, the Company’s outstanding debt was $20.3 million, down from $49.5 million at December 31, 2002.

Net income and loss excluding unusual charges, restructuring costs and other charges and EBITDA excluding unusual charges, restructuring costs and other charges, and severance costs are non-GAAP financial measures. Please see the attached Table 3 for a reconciliation of the most comparable GAAP measure to the non-GAAP measures presented in this press release.

Castle Dental Centers, Inc. develops, manages and operates integrated dental networks through contractual affiliations with general, orthodontic and multi-specialty dental practices in the U.S., Castle manages 74 dental centers with approximately 170 affiliated dentists in Texas, Florida, Tennessee and California with annual patient revenues of approximately $95 million.

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties and assumptions. Among the key factors that may have a direct bearing on the Company are fluctuations in the economy, the degree and nature of competitions and the demand for the Company’s services, changes in laws and regulations affecting the Company’s business, the Company’s inability at any time to complete acquisitions and integrate the operations of acquired businesses, and numerous other factors discussed in Castle Dental’s filings with the Securities and Exchange Commission.

Castle Dental Centers, Inc.

Table 1.

CASTLE DENTAL CENTERS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2003	2002	2003
Net patient revenues	$25,934	$23,270	$76,568	$71,809
Expenses:
Dentist salaries and other professional costs	7,627	6,942	22,203	21,034
Clinical salaries	5,588	4,717	16,755	13,879
Dental supplies and laboratory fees	2,951	2,652	8,912	7,811
Rental and lease expense	1,483	1,441	4,545	4,333
Advertising and marketing	576	763	1,876	2,191
Depreciation and amortization	912	729	2,730	2,359
Other operating expenses	2,065	1,921	6,049	5,370
Bad debt expense	1,586	992	3,469	3,597
General and administrative	2,522	2,427	7,878	7,544
Restructuring costs and other charges	3,210	—	4,394	835
Asset impairment	123	—	53	—

Total expenses	28,643	22,584	78,864	68,953

Operating income (loss)	(2,709)	686	(2,296)	2,856
Interest expense	1,208	642	4,481	2,565
Other (income) expense	(3)	1	(22)	46
Gain on early extinguishment of debt	(17,334)	—	(17,334)	(21,787)

Income before income taxes and cumulative effect of change in accounting principle	13,420	43	10,579	22,032
Income taxes	—	—	—	—

Income before cumulative effect of change in accounting principle	13,420	43	10,579	22,032
Cumulative effect of change in accounting principle	—	—	(37,000)	—

Net income (loss)	$13,420	$43	$(26,421)	$22,032

Income (loss) per common share:
Income before cumulative effect of change in accounting principle	$0.22	$0.00	$0.43	$0.15
Cumulative effect of change in accounting principle	—	—	(1.49)	—

Net income (loss)	$0.22	$0.00	$(1.07)	$0.15

Weighted average number of common and common equivalent shares outstanding
Basic	60,863	206,163	24,765	141,575

Diluted	60,863	209,207	24,765	143,383

Castle Dental Centers, Inc.

Table 2.

CASTLE DENTAL CENTERS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except per share data)

	December 31, 2002	September 30, 2003
ASSETS
Current assets:
Cash and cash equivalents	$1,522	$2,978
Patient receivables, net	6,362	5,275
Unbilled patient receivables, net	2,650	2,533
Prepaid expenses and other current assets	1,438	1,241

Total current assets	11,972	12,027

Property and equipment, net	11,273	9,538
Intangibles, net	14,900	14,857
Other assets	2,811	1,876

Total assets	$40,956	$38,298

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	2,276	1,742
Accounts payable trade	2,937	2,489
Accrued liabilities	8,499	9,158

Total current liabilities	13,712	13,389

Long-term debt, net of current portion	47,219	18,548
Other long-term liabilities	1,935	9
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred Stock, $.000001 par value, 1,000,000 shares authorized, 211,282 shares Series A-1 issued and outstanding at December 31, 2002 and September 30, 2003, and 79,190 shares Series B issued and outstanding at September 30, 2003	—	—
Common stock, $.000001 par value ($.001 for December 31, 2002), 250,000,000 shares authorized, 6,417,206 and 5,443,963 shares issued and outstanding at December 31, 2002 and September 30, 2003, respectively	6	—
Additional paid-in capital	46,575	53,186
Deferred compensation	—	(375)
Accumulated deficit	(68,491)	(46,459)

Total stockholders’ equity (deficit)	(21,910)	6,352

Total liabilities and stockholders’ equity	$40,956	$38,298

Castle Dental Centers, Inc.

Table 3.

CASTLE DENTAL CENTERS, INC.

RECONCILIATION OF HISTORICAL GAAP MEASURES TO NON-GAAP MEASURES (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended, September 30,		Nine Months Ended, September 30,
	2002	2003	2002	2003

Reconciliation of net income (loss) before unusual charges and restructuring costs and other charges:
Net income (loss), as reported	$13,420	$43	$(26,421)	$22,032
Restructuring costs and other charges	3,210	—	4,394	835
Unusual charges:
Asset impairment	123	—	53	—
Gain on early extinguishment of debt	(17,334)	—	(17,334)	(21,787)
Cumulative effect of change in accounting principle	—	—	37,000	—

Net income (loss) before unusual charges and restructuring costs and other charges	$(581)	$43	$(2,308)	$1,080

Reconciliation of operating income (loss) and EBITDA
Operating income, as reported	$(2,709)	$686	$(2,296)	$2,856
Restructuring costs and other charges	3,210	—	4,394	835
Asset impairment	123	—	53	—

Operating income excluding unusual charges	624	686	2,151	3,691
Depreciation and amortization	912	729	2,730	2,359
Severance costs	—	—	—	473

EBITDA—excluding severance costs, unusual charges and restructuring costs and other charges	$1,536	$1,415	$4,881	$6,523